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                                                     Exhibit No. 99(b)(8)(ii)(f)

                          CUSTODIAN SERVICES AGREEMENT
                              AMENDMENT NUMBER SIX

          THIS AGREEMENT is made as of the 8th day of February, 1996 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PNC BANK, N.A., formerly "Provident National Bank" ("PNC").

                              W I T N E S S E T H :

          WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and
          WHEREAS, the Fund has retained PNC to provide certain custodian services pursuant to a Custodian Services Agreement dated as of June 19, 1989 and amended on February 26, 1990, September 24, 1990, March 6, 1992, September 18, 1992 and September 21, 1995 (the "Agreement") which as of the date hereof, is in full force and effect; and

          WHEREAS, PNC presently provides such services to three of the four Portfolios of the Fund that were in existence on June 19, 1989, and the Portfolios added on February 26, 1990, September 24, 1990, March 6, 1992, September 18, 1992, and September 21, 1995, which are defined in Section 1 of the Agreement as the "Covered Portfolios"; and


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          WHEREAS, the Fund has since organized three new Portfolios, designated
"Enhanced U.S. Large Company Portfolio," "DFA Two-Year Corporate Fixed Income Portfolio" and "DFA Two-Year Government Portfolio" (collectively, the "New Portfolios"), and the parties hereto desire that PNC shall provide the New Portfolios with the same services that PNC provides to the Covered Portfolios of the Fund pursuant to the Agreement; and

          WHEREAS, Section 1 of the Agreement provides that PNC shall provide such services to any Portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PNC and the Fund.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

          1.   The Fund has delivered to PNC copies of:

               (a) Post-Effective Amendment Number 37 to the registration statement of the Fund, as effective with the U.S. Securities and Exchange Commission on February 8, 1996, wherein the New Portfolios are described;

               (b) The exhibits to such post-effective amendment including the forms of specimen stock certificates, all of which pertain to the New Portfolios; and

               (c) Amendment Number Eleven dated February 8, 1996 of each of the following agreements:


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                    (i) the Transfer Agency Agreement between the Fund and PFPC
Inc., formerly "Provident Financial Processing Corporation" ("PFPC"), dated as of June 19, 1989; and

                    (ii) the Administration and Accounting Services Agreement between the Fund and PFPC dated as of June 19, 1989.

          2.   The Agreement hereby is amended effective February 8, 1996 by:

               (a) adding the following words "and effective February 8, 1996, the Enhanced U.S. Large Company Portfolio, DFA Two-Year Corporate Fixed Income Portfolio and DFA Two-Year Government Portfolio" immediately after the words, "VA Short-Term Fixed Portfolio," in the first sentence of Section 1;

               (b) adding the following words, "and as amended February 8, 1996" after the words, "as amended September 21, 1995" in Section 2(j);

               (c) deleting the following words, "June 30, 1995 and September 21, 1995," and inserting in lieu thereof the words, "February 8, 1996" in
Section 5(a)(v); and

               (d) adding a new sentence immediately following the seventh sentence of Section 25 as follows: "The foregoing provisions of this Section 25 notwithstanding, this Agreement with respect to the Enhanced U.S. Large Company Portfolio, DFA Two-Year Corporate Fixed Income Portfolio and DFA Two-Year


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Government Portfolio may be terminated by either party upon not less than 180 days prior written notice to the other party."

          3. The Fee Schedules of PNC applicable to the New Portfolios shall be as agreed in writing from time to time.

          4. In all other respects to Agreement shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Six to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                   DFA INVESTMENT DIMENSIONS GROUP INC.

                                   By:
                                      -------------------------------------

                                   PNC BANK, N.A.

                                   By:
                                      ------------------------------------


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